UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 25, 2023

BERKSHIRE HILLS BANCORP, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-15781	04-3510455
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

60 State Street, Boston, Massachusetts	02109
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 773-5601, ext. 133773

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	BHLB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

This Form 8-K/A is being filed as an amendment (“Amendment No. 1”) to the current report on Form 8-K filed by Berkshire Hills Bancorp, Inc. (the “Company”) with the Securities and Exchange Commission on January 25, 2023 (the “Original Filing”), which reported the hiring of David Rosato as Senior Executive Vice President and Chief Financial Officer of the Company and of Berkshire Bank (the “Bank”) effective February 6, 2023.

The sole purpose of this Amendment No. 1 is to disclose that the cash severance payment and continued insurance benefits to which Mr. Rosato is entitled under the Berkshire Bank Enhanced Change in Control Severance Plan, upon an involuntary termination for a reason other than for cause, death or disability, or upon a voluntary termination for good reason in connection with or following a change in control of the Company or the Bank, would be: (i) three times base salary and cash incentive, plus the annual cash incentive pro-rated through the date of termination, and continued life insurance, non-taxable medical and dental coverage substantially identical to the coverage maintained for the executive prior to termination of employment for 36 months following termination of employment, with the executive paying his share of the premiums, and (ii) not two times base salary and cash incentive and 24 months of continued insurance coverage as was reported in the Original Filing.

No other changes have been made to the Original Filing.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) On January 25, 2023, the Company announced the hiring of David Rosato, age 61, as Senior Executive Vice President and Chief Financial Officer of the Company and of the Bank effective February 6, 2023.  Prior to his employment with the Company and the Bank, Mr. Rosato served as Chief Financial Officer of People’s United Financial, Inc. Prior to that, Mr. Rosato served as Treasurer of Webster Financial Corporation.  Mr. Rosato is not a party to any transaction with the Company or the Bank that would require disclosure under Item 404(a) of Securities and Exchange Commission Regulation S-K..

Mr. Rosato’s annual base salary will be $500,000.00 and he will participate in the Berkshire Bank Enhanced Change in Control Severance Plan, which provides that upon an involuntary termination for a reason other than for cause, death or disability, or upon a voluntary termination for good reason in connection with or following a change in control of the Company or the Bank, the executive would be entitled to: (i) a cash severance payment equal to three times base salary and cash incentive, plus the annual cash incentive pro-rated through the date of termination, and (ii) continued life insurance, non-taxable medical and dental coverage substantially identical to the coverage maintained for the executive prior to termination of employment for 36 months following termination of employment, with the executive paying his share of the premiums. Severance payments will be reduced to avoid liability under Section 280G of the Internal Revenue Code of 1986, as amended, if necessary.  In addition, Mr. Rosato will be eligible to participate in bonus programs and other benefit plans and arrangements applicable to executive employees.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Berkshire Hills Bancorp, Inc.

DATE: January 26, 2023	By:	/s/ Nitin J. Mhatre
Nitin J. Mhatre President and Chief Executive Officer